UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

Supernus Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35518		20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable
(Former name or former address, if changed since last report.)

  Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 29, 2020, Gregory S. Patrick, Senior Vice-President and Chief Financial Officer, notified Supernus Pharmaceuticals, Inc. (“Supernus” or the “Company”) of his retirement from the Company effective on or about November 20, 2020. In order to ensure an efficient transition to a new Chief Financial Officer, Mr. Patrick will continue to serve in his current role through his retirement date.

(c) On September 30, 2020, Supernus Pharmaceuticals, Inc. (the “Company”) appointed James P. Kelly to the position of Executive Vice-President and Chief Financial Officer. Mr. Kelly will join the Company on October 12, 2020.

Mr. Kelly has over 25 years of biopharmaceutical industry experience in finance roles of increasing scope and responsibility. Most recently, Mr. Kelly served as Executive Vice-President, Chief Financial Officer and Treasurer of Vanda Pharmaceuticals Inc., a publicly traded pharmaceutical company, from February 2017 through March 2020. Mr. Kelly previously served as Senior Vice-President, Chief Financial Officer and Treasurer of Vanda Pharmaceuticals from December 2010 through February 2017, and its Secretary from December 2010 to September 2015 and again from April 2018 to August 2018. From March 2006 through December 2010, Mr. Kelly was at MedImmune, a biotechnology subsidiary of AstraZeneca Group, first as Director of Sales and Marketing Finance and then as Vice-President and Controller. From June 2000 through December 2005, Mr. Kelly was at Biogen Idec serving in research and development finance roles of increasing responsibility, most recently as the Director of Planning and Operations. From June 1997 to June 2000, Mr. Kelly was a member of the corporate finance team at Aetna Inc., which team was responsible for mergers and acquisitions and treasury management. Mr. Kelly began his career in life sciences in 1991 with Janssen Pharmaceutica, a division of Johnson & Johnson. Mr. Kelly received his Bachelor of Science degree in Business Administration from the University of Vermont and his Master of Business Administration in Finance from Cornell University and is a Chartered Financial Analyst.

Mr. Kelly will receive an annual base salary of $460,000. In addition, Mr. Kelly will be eligible to participate in the Company’s bonus plan pursuant to which he will be eligible for an annual target bonus of up to 45% of his annual salary, prorated for the first year of service, contingent upon his and the Company’s performance. Mr. Kelly will receive an award of 135,000 options to purchase common stock that will vest over four years in accordance with the terms of the Company’s 2012 Equity Incentive Plan. Mr. Kelly will be eligible to participate in employee benefit plans, such as medical, dental, vision, group life insurance, disability insurance and the Company’s 401(k) Plan on the same basis as other Company employees.

The Company and Mr. Kelly have entered into an Executive Retention Agreement (the “Retention Agreement”) to be effective October 12, 2020, which provides severance payments and other benefits in the event of a change in control of the Company. Under the Retention Agreement, upon termination of employment by the Company prior to a change in control without cause (as defined in the Retention Agreement) or by Mr. Kelly with good reason (as defined in the Retention Agreement), Mr. Kelly will be entitled to receive his base salary and health benefits for a period of 12 months following the termination date, on the condition that he completes 90 days of service from and including the effective date of the Retention Agreement. In the event of termination of employment by the Company on the date of, or within 12 months after a change in control, without cause or by Mr. Kelly for good reason, Mr. Kelly will be entitled to receive his base salary and health benefits for a period of 12 months following the termination date, a lump-sum payment equal to his most recent annual bonus, and stock-based compensation arrangements will be fully vested and nonforfeitable on the date of such termination and will continue to be exercisable and payable in accordance with the terms that apply under such arrangements other than any vesting requirements. Amounts payable under the Retention Agreement are subject to the Company’s clawback policy. The foregoing description of the terms of the Retention Agreement is only a summary, do not purport to be complete and is qualified in its entirety by reference to the Retention Agreement filed herewith.

Item 8.01 Other Events.

On October 5, 2020, the Company issued a press release announcing the retirement of Gregory S. Patrick as Senior Vice-President and Chief Financial Officer of the Company and the appointment of James P. Kelly as Executive Vice-President and Chief Financial Officer of the Company. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                          Financial Statements and Exhibits.

(d)                                Exhibits

Exhibit 10.1†+ — Offer Letter to James P. Kelly

Exhibit 10.2+ — Executive Retention Agreement, dated October 12, 2020, by and between the Company and James P. Kelly.

The following document is furnished as an Exhibit pursuant to Item 2.02 hereof:

Exhibit 99.1 — Press Release Dated October 5, 2020.

Exhibit 104 — The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

_______________________
† Certain portions of this exhibit that constitute confidential information have been omitted in accordance with Regulation S-K, Item 601(b)(10)(iv) because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

+ Indicates a management contract or compensatory plan, contract or arrangement in which an officer participates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: October 5, 2020	By:	/s/ Jack A. Khattar
Jack A. Khattar President and Chief Executive Officer

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